Exhibit 99.1


                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This Asset Purchase Agreement ("Agreement") between Arizona Aircraft Spares, Inc., a Nevada corporation ("Arizona"), and 1Cellnet LLC, a Delaware company ("1Cellnet" or the "Sellers"), and, the corporation/company acting by their respective boards of directors/managing members is entered into this 15th day of November, 2004, hereinafter collectively referred to as the "Parties", and the Effective Date shall be the latter date written in conjunction with the signatures affixed hereto.

         WHEREAS, Arizona is a corporation organized and existing under the laws of the State of Nevada, with its principal business office located in Arizona;

         WHEREAS, 1Cellnet is a company organized and existing under the laws of the state of Delaware, with its principal business office located in the country of Australia;

         WHEREAS, the respective Boards of Directors/Managing Members of the Parties, deem it desirable and in the best interests of the corporation/company to enter into this Agreement pursuant to the terms and conditions contained herein; and

         WHEREAS, in order to consummate this Agreement and in consideration of the mutual benefits to be derived and the mutual agreements contained herein, Arizona and 1Cellnet approve and adopt this Agreement.

         NOW, THEREFORE, in consideration of the promises and mutual agreements, provisions and covenants herein contained, it is agreed by and between the parties that, in accordance with the provisions of the laws of the State of Nevada, there shall be an acquisition of certain and particular and enumerated assets and liabilities of 1Cellnet by Arizona, planned for November 15, 2004, with controlling interest of Arizona being issued to the owners of the assets/liabilities of 1Cellnet by the issuance of shares of Arizona in an amount equal to eighty percent (80%) of the outstanding shares of Arizona and immediately thereafter changing the name of Arizona to reflect the change in direction of Arizona pursuant to the new assets acquired in this Agreement, on the following terms and conditions set forth as follows:

         (a) At the close of the Agreement, it is understood and agreed that the Sellers will be paid shares of Arizona in a percentage to equal eighty percent (80%) of the total number of shares of Arizona outstanding;

         (b) Seller shall pay to Arizona a total amount of money of Six Hundred Thousand Dollars ($600,000). Such payments shall be made according to the following: One Hundred Thousand Dollars ($100,000) shall be paid as a non-refundable deposit upon the execution of a Letter of Intent. Such payment shall be returned in the event that Arizona does not follow through with this Agreement according to the terms and conditions contained herein, acknowledged to be the same terms and conditions as contained within the previously agreed to Letter of Intent. The remaining Five Hundred Thousand Dollars

                  ($500,000) shall be paid on or before November 30, 2004. Such shall be considered a Note and shall not bear interest. It is understood, however, that the President of Arizona shall receive Three Hundred Thousand (300,000) restricted shares of Arizona and One Million (1,000,000) warrants of Arizona, at a price of One Dollar ($1.00) for carrying such Note;

         (c) Vito Peppitoni shall retain an amount of shares of Arizona of no less than Two Million Two Hundred Thousand (2,200,000) shares of Arizona, assuming the full completion of the terms and conditions contained herein;

         (d) It is understood and agreed that Arizona and the Seller will move forward expeditiously to create a Joint Venture Agreement between the Parties so that the Parties can take full advantage of the resources available to both Parties;

         (e) It is understood and agreed that beginning after the execution of this Agreement, and having an anticipated closing date of no more than ninety (90) days following the execution of this Agreement, Arizona will take all steps necessary to spin-out the subsidiary Arizona Aircraft Spares, Inc., incorporated in the State of Arizona, operating under the same name. It is understood that following such spin-out, the capital structure of the spun-out company shall be the following: 1) A total of ten million shares outstanding, 2) Arizona shall retain two million shares, 3) the current shareholders of Arizona will be issued four million shares on a pro-rata basis, and 4) management of the spun-out company shall own four million shares. On February 20, 2005, Arizona will provide complete documentation to the satisfaction of Arizona Aircraft Spares, Inc. incorporated in the State of Arizona evidencing that everything necessary under such spin-out has been completed. Until the effectiveness of the spin-out, Vito Peppitoni shall retain as collateral, in an escrow account, all other shares currently held by Mr. Peppitoni, other than those shares provided for under Paragraph (c), above;

         (f) Mr. Peppitoni will resign upon the execution of this Agreement; and

         (g) All shares issued to Seller shall be issued under Regulation 144 of the Rules and Regulations of the United States Securities and Exchange Acts and to be subject to certain trade restrictions thereto.

                                    ARTICLE I
    ACQUISITION OF CERTAIN AND PARTICULAR ASSETS AND LIABILITIES OF 1CELLNET

         Arizona is purchasing certain and particular assets and liabilities of 1Cellnet. It is understood and agreed that Arizona is, under no circumstance, acquiring the entity of 1Cellnet. In particular, the certain assets and liabilities that Arizona is acquiring will be listed on Schedule A, attached hereto, and will be incorporated from the most recent redacted financial statements of 1Cellnet.


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

                                   ARTICLE II
                     NAME AND CONTINUED CORPORATE EXISTENCE
                             OF ACQUIRED CORPORATION

         The corporate name of Arizona Aircraft Spares, Inc. (Nevada) will continue until the necessary steps are taken to change the name of the company to Cell Wireless Corporation to reflect the new direction of Arizona.

                                   ARTICLE III
                             DIRECTORS AND OFFICERS

1.       DIRECTORS.

         Upon Closing, Arizona directors will take steps necessary to nominate new directors and after such nominations, the current members of the board of directors will immediately resign.

                                   ARTICLE IV
                          ISSUANCE OF SHARES OF ARIZONA

         At Closing, Arizona will issue controlling interest of Arizona, in an amount equal to eighty percent (80%) of the outstanding shares of Arizona to acquire the certain and particular assets and liabilities of 1Cellnet. All shares issued to Seller shall be issued under Regulation 144 of the Rules and Regulations of the United States Securities and Exchange Acts and to be subject to certain trade restrictions thereto.

                                    ARTICLE V
                             ASSETS AND LIABILITIES

         On the Effective Date of this Agreement, all of the assets and liabilities of Arizona shall remain in Arizona, and the particular and itemized assets and liabilities of 1Cellnet that are listed in Schedule A shall be acquired by Arizona. Those assets and liabilities that are listed on the financial statements of 1Cellnet that are not listed on Schedule A, and any property, real, personal and mixed, and all debts due to 1Cellnet on whatever account, as well for stock subscriptions as all other choses in action, and all and every other interest of or belonging to 1Cellnet shall remain with 1Cellnet, and the title to any real estate or any interest, whether vested by deed or otherwise, in 1Cellnet shall not revert or be in any way impaired by reason of the Agreement. It is understood and agreed to by 1Cellnet that Arizona is not, under any circumstances, assuming the debts, liabilities and obligations of 1Cellnet other than as listed in Schedule A.

                                   ARTICLE VI
                                 INDEMNIFICATION

         1Cellnet hereby indemnifies and shall hold Arizona harmless from any losses, claims, damages or liabilities in the event anyone should initiate an action against Arizona on the basis that there was a breach of any representation, warranty or covenant by 1Cellnet or any of their officers, directors, employees or affiliates in connection with this Agreement.


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

         Promptly after receipt of notice of the commencement of any action, Arizona will notify 1Cellnet in writing of the commencement thereof in which case Arizona will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof with counsel who shall be to the reasonable satisfaction of Arizona. In any such action, Arizona shall have the right to retain its own counsel but the fees and expenses of such counsel shall be at 1Cellnet's expense. Arizona shall not be liable for any settlement of any proceeding or claim effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, 1Cellnet agrees to indemnify Arizona against any loss or liability (including fees and expenses of counsel) by reason of such settlement or judgment.

                                   ARTICLE VII
             OTHER PROVISIONS: NOTE PAYABLE, SPIN-OUT, JOINT-VENTURE

         Seller shall pay to Arizona a total amount of money of Six Hundred Thousand Dollars ($600,000). Such payments shall be made according to the following: One Hundred Thousand Dollars ($100,000) shall be paid as a non-refundable deposit upon the execution of a Letter of Intent. Such payment shall be returned to 1Cellnet in the event that Arizona does not follow through with this Agreement according to the terms and conditions contained herein, acknowledged to be the same terms and conditions as contained within the previously agreed to Letter of Intent. The remaining Five Hundred Thousand Dollars ($500,000) shall be paid on or before November 30, 2004. Such shall be considered a Note and shall not bear interest. It is understood, however, that the President of Arizona shall receive Three Hundred Thousand (300,000) restricted shares of Arizona and One Million (1,000,000) warrants of Arizona, at a price of One Dollar ($1.00) for carrying such Note.

         Vito Peppitoni shall retain an amount of shares of Arizona of no less than Two Million Two Hundred Thousand (2,200,000) shares of Arizona, assuming the full completion of the terms and conditions contained herein.

         It is understood and agreed that Arizona and the Seller will move forward expeditiously to create a Joint Venture Agreement between the Parties so that the Parties can take full advantage of the resources available to both Parties.

         It is understood and agreed that beginning after the execution of this Agreement, and having an anticipated closing date of no more than ninety (90) days following the execution of this Agreement, Arizona will take all steps necessary to spin-out the subsidiary Arizona Aircraft Spares, Inc., incorporated in the State of Arizona, operating under the same name. It is understood that following such spin-out, the capital structure of the spun-out company shall be the following: 1) A total of ten million shares outstanding, 2) Arizona shall retain two million shares, 3) the current shareholders of Arizona will be issued four million shares on a pro-rata basis, and 4) management of the spun-out


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

company shall own four million shares. On February 20, 2005, Arizona will provide complete documentation to the satisfaction of Arizona Aircraft Spares, Inc. incorporated in the State of Arizona evidencing that everything necessary under such spin-out has been completed. Until the effectiveness of the spin-out, Vito Peppitoni shall retain as collateral, in an escrow account, all other shares currently held by Mr. Peppitoni, other than those shares provided for under this Article.

                                  ARTICLE VIII
                       CONDUCT OF BUSINESS BY THE PARTIES

         Prior to Closing, Arizona shall conduct its business in its usual and ordinary manner, and shall not enter into any transaction other than in the usual and ordinary course of such business. It is understood and agreed to that Arizona shall continue to seek acquisitions, both tangible and intangible, as well as seek other sources of debt or equity funding that are in the best interest of Arizona, and as such, these activities are considered within its usual and ordinary course of business. Without limiting the generality of the above, Arizona shall not, except as otherwise consented to in writing by 1Cellnet or as otherwise provided in this Agreement:

1. Amend its certificate of incorporation or its bylaws;

2. Declare or pay any dividend or make any other distribution upon or with respect to its capital stock.;

3. Repurchase any of its outstanding stock or by any other means transfer any of its funds to its shareholders either selectively or rateably, in return for value or otherwise, except as salary or other compensation in the ordinary or normal course of business;

4. Undertake or incur any obligations or liabilities except current obligations or liabilities in the ordinary course of business and except for liabilities for fees and expenses in connection with the negotiation and consummation of the acquisition in amounts to be determined after the Effective Date;

5. Mortgage, pledge, subject to lien or otherwise encumber any realty or any tangible or intangible personal property;

6. Sell, assign or otherwise transfer any tangible assets of whatever kind, or cancel any claims, except in the ordinary course of business;

7. Sell, assign, or otherwise transfer any trademark, trade name, patent or other intangible asset;

8. Default in performance of any material provision of any material contract or other obligation; or


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

9. Waive any right of any substantial value.

         Prior to Closing, 1Cellnet shall conduct its business in its usual and ordinary manner, and shall not enter into any transaction other than in the usual and ordinary course of such business except as provided. Without limiting the generality of the above, 1Cellnet shall not, except as otherwise consented to in writing by Arizona or as otherwise provided in this Agreement:

1. Issue or sell any shares of its capital stock in addition to those outstanding on this date and thereby increase a liability that is to be acquired by Arizona;

2. Issue rights to subscribe to or options to purchase any shares of its stock whereby such attach to any of the assets or liabilities that are being acquired by Arizona;

3. Amend its certificate of incorporation or its bylaws other than agreed to and provided for in this Agreement whereby such amendment would alter, affect or impact the assets and/or liabilities being acquired by Arizona;

4. Issue or contract to issue funded debt and thereby alter, affect or impact the assets and/or liabilities being acquired by Arizona;

5. Declare or pay any dividend or make any other distribution upon or with respect to its capital stock and thereby alter, affect or impact the assets and/or liabilities being acquired by Arizona;

6. Repurchase any of its outstanding stock or by any other means transfer any of its funds to its shareholders either selectively or ratably, in return for value or otherwise, except as salary or other compensation in the ordinary or normal course of business thereby altering, affecting or impacting the assets and/or liabilities being acquired by Arizona;

7. Undertake or incur any obligations or liabilities except current obligations or liabilities in the ordinary course of business and except for liabilities for fees and expenses in connection with the negotiation and consummation of the acquisition in amounts to be determined after the Effective Date, thereby altering, affecting or impacting the assets and/or liabilities being acquired by Arizona;

8. Mortgage, pledge, subject to lien or otherwise encumber any realty or any tangible or intangible personal property, thereby altering, affecting or impacting the assets and/or liabilities being acquired by Arizona;

9. Sell, assign or otherwise transfer any tangible assets of whatever kind, or cancel any claims, except in the ordinary course of business and except as provided for in this Agreement, thereby altering, affecting or impacting the assets and/or liabilities being acquired by Arizona;


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

10. Sell, assign, or otherwise transfer any trademark, trade name, patent or other intangible asset except as provided for in this Agreement thereby, altering, affecting or impacting the assets and/or liabilities being acquired by Arizona;

11. Default in performance of any material provision of any material contract or other obligation, thereby altering, affecting or impacting the assets and/or liabilities being acquired by Arizona;

12. Waive any right of any substantial value, thereby altering, affecting or impacting the assets and/or liabilities being acquired by Arizona; or

13. Purchase or otherwise acquire any equity or debt security of another corporation except to realize on an otherwise worthless debt, thereby altering, affecting or impacting the assets and/or liabilities being acquired by Arizona.

                                   ARTICLE IX
                            WARRANTIES OF THE PARTIES

1.       REPRESENTATIONS AND WARRANTIES OF 1CELLNET.

         1Cellnet covenants, represents and warrants to Arizona that:

a. It has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting the assets and/or liabilities that are being acquired by Arizona;

b. It is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to its best knowledge, would affect the assets and/or liabilities being acquired by Arizona or, governmental investigation which is pending; to the best of its knowledge, threatened against or affecting the assets or financial condition; and is not in default with respect to any order, writ, injunction or decree of any Federal, State, local/foreign court, department, agency, or instrumentality applicable to it; and

c. That it has good and marketable title and interest to the assets and/or liabilities that it is conveying pursuant to this Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF ARIZONA.

         Arizona covenants, represents and warrants to 1Cellnet that:

a. It is on the date of this Agreement, and will be on Closing Date, (a) a corporation duly organized and existing and in good standing under the laws of the jurisdiction of the State of Nevada and (b) duly authorized under its articles, and under applicable laws, to engage in the business carried on by it;


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

b. Its Board of Directors has, and if necessary, its shareholders have authorized and approved the execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement;

c. It has complied with, and is not in violation of any applicable Federal, State, or local statutes, laws, and regulations affecting its properties or the operation of its business.

d. It is not involved as a defendant or plaintiff in any suit, action, arbitration, or legal, administrative or other proceeding, which to its best knowledge, would affect the company or its business, assets, or financial condition in a negative manner; or, governmental investigation which is pending; to the best of its knowledge, threatened against or affecting the company or its business assets or financial condition; and is not in default with respect to any order, writ, injunction or decree of any Federal, State, local/foreign court, department, agency, or instrumentality applicable to it;

e. The execution and delivery of this Agreement and its performance in the time and manner contemplated will not cause, constitute, or conflict with, or result in any of the following: (1) a breach or violation of any provisions of or constitute a default under any license, indenture, mortgage instrument, article of incorporation, bylaw, other agreement or instrument to which the company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those required, (2) any event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of the company, or, (3) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset;

f. It is a fully reporting company under the Securities Exchange Act of 1934, and is current in all its reporting requirements;

g. Its common stock is listed and trading on the Over the Counter Bulletin Board and no restrictions have been imposed on the trading of these shares by the National Association of Securities Dealers, Inc. or any other regulatory body; and

h. Arizona represents that it has made all SEC filings timely.

                                    ARTICLE X
                           CONSUMMATION OF ACQUISITION

         If the acquisition as contemplated is completed, all expenses incurred in consummating the acquisition shall, except as otherwise agreed in writing between the Parties, be borne by the corporation/company incurring such expense.


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

                                   ARTICLE XI
                                  MISCELLANEOUS

1.       ACCESS TO BOOKS AND RECORDS.

         1Cellnet shall, before Closing, afford to the officers and authorized representatives of Arizona free and full access to its books and records, and the officers of 1Cellnet will furnish Arizona with financial and operating data and other information as to the business and properties of 1Cellnet as Arizona shall from time to time reasonably request. Arizona shall, before Closing, afford to the officers and authorized representatives of 1Cellnet free and full access to its books and records, and the officers of Arizona will furnish 1Cellnet with financial and operating data and other information as to the business and properties of Arizona as 1Cellnet shall from time to time reasonably request. Arizona and 1Cellnet agree that, unless and until the purchase of assets and/or liabilities contemplated by this Agreement has been consummated, Arizona and 1Cellnet and their officers and representatives will hold in strict confidence all data and information obtained from one another as long as it is not in the public domain, and if the Agreement as provided for is not consummated as contemplated, Arizona and 1Cellnet will each return to the other party all data as the other party may reasonably request.

2.       RIGHTS CUMULATIVE; WAIVERS.

         The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

3.       BENEFIT; SUCCESSORS BOUND.

         This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

4.       ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.


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5.       ASSIGNMENT.

         Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

6.       AMENDMENT.

         This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

7.       SEVERABILITY.

         Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

8.       SECTION HEADINGS.

         The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.       CONSTRUCTION.

         Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.


10.      FURTHER ASSURANCES.

         In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.


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

11.      NOTICES.

         Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail by either the United States mail, postage prepaid, or by Federal Express or similar generally recognized overnight carrier.

12.      ARBITRATION, VENUE, GOVERNING LAW.

         This agreement shall be deemed to be made, governed by, interpreted under and construed in all respects in accordance with the commercial rules of Judicial Arbitration and Mediation Service ("JAMS"). This chosen jurisdiction is irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this agreement, the parties hereby consent to adjudication under the commercial rules of JAMS. Said venue of the arbitration shall be in Orange County, California. Judgment on the award rendered by the arbitrator may be entered in any federal or state court in Orange County, California. The Laws of the State of Nevada shall govern all disputes regarding this matter. Any provision herein which is later determined to be in violation of any such laws shall be eliminated from the terms of this Agreement, and the remainder of this Agreement shall continue in full force and effect.

13.      CONSENTS.

         The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.


14.      EXECUTION IN COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

15.      TERMINATION.

         This Agreement may be terminated or abandoned at any time prior to the consummation of the Agreement:

                  (i) by mutual consent of the parties;

                  (ii) by either Arizona or 1Cellnet, if in the reasonable belief of such party there has been a material misrepresentation or breach of warranty on the part of the other party in the representations and warranties set forth in the Agreement;


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

                  (iii) by either Arizona or 1Cellnet, if the Agreement shall not have been consummated by the scheduled closing date, subject to authorized extensions;

                  (iv) by either party if the business or assets or financial condition of the other party and its subsidiaries, if any, taken as a whole, have been materially and adversely affected, whether by the institution of litigation or by reason of changes or developments or in operations in the ordinary course of business or otherwise;

                  (v) by 1Cellnet if Arizona is not a fully reporting, trading OTCBB company during the entire time prior to the closing of the Agreement.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.



ARIZONA:                                             1CELLNET:


Dated:  November 15, 2004                            Dated:  November 15, 2004

By: /s/ Vito A. Peppitoni                            By:  /s/ Kevin Cross
Vito A. Peppitoni, Chief Executive Officer           Kevin Cross, Member


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